EXHIBIT 4.21

SECOND AMENDMENT TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT AND

COMMITMENT INCREASE AGREEMENT

THIS SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT AND COMMITMENT INCREASE AGREEMENT (this “Agreement”), dated as of May 23, 2025, is among Old Dominion Freight Line, Inc., a Virginia corporation (the “Borrower”), the Lenders party hereto, and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”).

WHEREAS, reference is hereby made to that certain Third Amended and Restated Credit Agreement dated as of March 22, 2023 (as amended by that certain First Amendment to Third Amended and Restated Credit Agreement dated August 28, 2024, as amended by this Agreement and as otherwise amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement).

WHEREAS, the Borrower has requested an increase in the aggregate Commitments on the terms and subject to the conditions set forth herein and in the Credit Agreement.

WHEREAS, the certain Increasing Lenders (as defined below) have agreed to increase their Commitments subject to the terms and conditions set forth herein.

WHEREAS, the parties hereto have agreed to amend certain provisions of the Credit Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1
Non-Reliance on Administrative Agent and Other Lenders. Section 10.7 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“10.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each Issuing Lender expressly acknowledges that none of the Administrative Agent, the Arrangers or any of their respective Related Parties has made any representations or warranties to it and that no act taken or failure to act by the Administrative Agent, any Arranger or any of their respective Related Parties, including any consent to, and acceptance of any assignment or review of the affairs of the Borrower and its Subsidiaries or Affiliates shall be deemed to constitute a representation or warranty of the Administrative Agent, any Arranger or any of their respective Related Parties to any Lender, any Issuing Lender or any other Person as to any matter, including whether the Administrative Agent, any

Arranger or any of their respective Related Parties have disclosed material information in their (or their respective Related Parties’) possession. Each Lender and each Issuing Lender expressly acknowledges, represents and warrants to the Administrative Agent and the Arrangers that (a) the Credit Documents set forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring, purchasing or holding commercial loans in the ordinary course and is entering into this Agreement and the other Credit Documents to which it is a party as a Lender for the purpose of making, acquiring, purchasing and/or holding the commercial loans set forth herein as may be applicable to it, and not for the purpose of investing in the general performance or operations of the Borrower and its Subsidiaries, or for the purpose of making, acquiring, purchasing or holding any other type of financial instrument such as a security, (c) it is sophisticated with respect to decisions to make, acquire, purchase or hold the commercial loans applicable to it and either it or the Person exercising discretion in making its decisions to make, acquire, purchase or hold such commercial loans is experienced in making, acquiring, purchasing or holding commercial loans, (d) it has, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and appraisal of, and investigations into, the business, prospects, operations, property, assets, liabilities, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, all applicable bank or other regulatory Applicable Laws relating to the transactions contemplated by this Agreement and the other Credit Documents and (e) it has made its own independent decision to enter into this Agreement and the other Credit Documents to which it is a party and to extend credit hereunder and thereunder. Each Lender and each Issuing Lender also acknowledges and agrees that (i) it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or any of their respective Related Parties (A) continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder based on such documents and information as it shall from time to time deem appropriate and its own independent investigations and (B) continue to make such investigations and inquiries as it deems necessary to inform itself as to the Borrower and its Subsidiaries and (ii) it will not assert any claim under any federal or state securities law or otherwise in contravention of this Section 10.7.”

1.2
Confidentiality. Section 11.11 of the Credit Agreement is hereby amended by adding the following sentence to the end of such Section:

“For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority.”

ARTICLE II

COMMITMENT INCREASE AGREEMENT

2.1
Increase in Commitments. Upon the occurrence of the Effective Date (as defined below): (a) each Lender executing this Agreement as an “Increasing Lender” (each individually an “Increasing Lender” and collectively, the “Increasing Lenders”) agrees to increase its Commitment in the amount specified in the second column (titled “Amount of Commitment Increase”) opposite its name on Schedule A hereto (collectively, the “Commitment Increase”); (b) after giving effect to the increases in Commitments contemplated by the foregoing clause (a), each Lender’s Commitment shall be the amount specified in the third column (titled “Amount of Commitment after Increase”) opposite its name on Schedule A hereto; (c) the aggregate Commitments under the Credit Agreement shall increase by the aggregate amount of the Commitment Increases of all Increasing Lenders; and (d) each of the Administrative Agent and the Swingline Lender hereby consents to each Increasing Lender providing its Commitment Increase. For avoidance of doubt, the parties agree that the Commitment Increase shall constitute an increase in the aggregate Commitment consummated in accordance with and pursuant to Section 2.21 of the Credit Agreement.
2.2
Reallocation of Borrowings. The parties hereto acknowledge pursuant to Section 2.21(f) of the Credit Agreement, as of the Effective Date, (i) the aggregate principal outstanding amount of the Revolving Loans (the “Initial Loans”) immediately prior to giving effect to the Commitment Increase shall be deemed to be repaid, (ii) immediately after the effectiveness of the Commitment Increase, the Borrower shall be deemed to have made new Borrowings of Revolving Loans (the “Subsequent Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Initial Loans and of the Types and for the Interest Periods specified in a Notice of Borrowing delivered to the Administrative Agent in accordance with Section 2.2(b) of the Credit Agreement, (iii) each Lender shall pay to the Administrative Agent in immediately available funds an amount equal to the difference, if positive, between (y) such Lender’s pro rata percentage (calculated after giving effect to the Commitment Increase) of the Subsequent Borrowings and (z) such Lender’s pro rata percentage (calculated without giving effect to the Commitment Increase) of the Initial Loans, (iv) after the Administrative Agent receives the funds specified in clause (iii) above, the Administrative Agent shall pay to each Lender the portion of such funds equal to the difference, if positive, between (y) such Lender’s pro rata percentage (calculated without giving effect to the Commitment Increase) of the Initial Loans and (z) such Lender’s pro rata percentage (calculated after giving effect to the Commitment Increase) of the amount of the Subsequent Borrowings, (v) the Lenders shall be deemed to hold the Subsequent Borrowings ratably in accordance with their respective Commitments (calculated after giving effect to the Commitment Increase), (vi) the Borrower shall pay all accrued but unpaid interest on the Initial Loans to the Lenders entitled thereto and (vii) Schedule 1.1 to the Credit Agreement shall be amended to reflect the Commitments of all Lenders after giving effect to the Commitment Increase in the form attached to Schedule B hereto. The deemed payments made pursuant to clause (i) above in respect of each SOFR Loan shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.19 of the Credit Agreement if the Effective Date occurs other than on the last day of the Interest Period relating thereto.
2.3
Outstanding L/C Participations. The parties hereto acknowledge immediately upon the Effective Date and the reallocations described in Section 2.2 of this Agreement, there shall be an automatic adjustment to the participations in any outstanding Letters of Credit to reflect the new pro rata shares of each Lender’s Commitment.
ARTICLE III

CONDITIONS TO EFFECTIVENESS

3.1
The amendments set forth in Article I and the Commitment Increase set forth in Article II shall become effective on the date when each of the following conditions precedent is satisfied (such date, the “Effective Date”):
(a)
The Administrative Agent shall have received counterparts of this Agreement duly executed by the Borrower, the Administrative Agent and Lenders comprising (x) the Required Lenders, (y) each Increasing Lender and (z) the Swingline Lender.
(b)
The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, payment and/or reimbursement of the Administrative Agent’s reasonable out-of-pocket fees and expenses (including, to the extent invoiced, reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with this Agreement.
(c)
The Administrative Agent shall have received a certificate of a Financial Officer of the Borrower, certifying that (i) all representations and warranties of the Borrower contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the Effective Date (except to the extent such representation and warranty is qualified by materiality or reference to Material Adverse Effect or Material Adverse Change, in which case, such representation and warranty shall be true and correct in all respects or except to the extent that such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct as of such date), (ii) immediately after giving effect to the Commitment Increase (including any Borrowings in connection therewith and the application of the proceeds thereof), the Borrower is in compliance with the financial covenants contained in Article VII of the Credit Agreement, and (iii) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to the Commitment Increase (including any Borrowings in connection therewith and the application of the proceeds thereof).
(d)
The Administrative Agent shall have received a certificate of the secretary or assistant secretary of the Borrower certifying to and attaching the resolutions adopted by the board of directors (or similar governing body) of such party approving or consenting to the Commitment Increase.
(e)
The Administrative Agent shall have received an opinion of counsel for the Borrower, addressed to the Administrative Agent and the Lenders, together with such other documents, instruments and certificates as the Administrative Agent shall have reasonably requested.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

4.1
Authorization; Enforceability. The Borrower has taken all necessary corporate action to execute, deliver and perform this Agreement, and has validly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).
4.2
Representations and Warranties; No Default. Each of the representations and warranties of the Borrower contained in Article V of the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the Effective Date as if made on and as of such date (except to the extent such representation and warranty is qualified by materiality or reference to Material Adverse Effect or Material Adverse Change, in which case, such representation and warranty shall be true and correct in all respects or except to the extent that such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct as of such date), and no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to the Commitment Increase (including any Borrowings in connection therewith and the application of the proceeds thereof).
ARTICLE V

MISCELLANEOUS

5.1
Confirmation; Ratification and Affirmation. The provisions of the Credit Agreement shall remain in full force and effect following the effectiveness of this Agreement. The Borrower hereby ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Credit Document to which it is a party and agrees that each Credit Document to which it is a party remains in full force and effect. This Agreement constitutes a Credit Document.
5.2
Expenses. The Borrower agrees to pay, promptly upon receipt of a reasonably detailed invoice therefor, all reasonable and documented fees and expenses of counsel to the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement, as provided under Section 11.1 of the Credit Agreement.
5.3
Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.
5.4
Construction. Headings used herein are for convenience of reference only and shall not affect the meaning of this Agreement.

5.5
Incorporation of Certain Provisions. Sections 1.3, 11.2, 11.3, 11.7, 11.11, and 11.12 of the Credit Agreement shall apply hereto as if fully set forth herein, mutatis mutandis (it being understood that references therein to “this Agreement” or “the Credit Documents” shall refer to this Agreement).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

OLD DOMINION FREIGHT LINE, INC., as Borrower

/s/ Anthony K. Slater

Name: Anthony K. Slater

Title: Vice President – Treasurer

(signatures continued)

Signature Page to Second Amendment to Third Amended and Restated Credit Agreement

and Commitment Increase Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, as a Lender and as an Increasing Lender

By: /s/ Nathan Rantala

Name: Nathan Rantala

Title: Managing Director

Signature Page to Second Amendment to Third Amended and Restated Credit Agreement

and Commitment Increase Agreement

BANK OF AMERICA, N.A., as a Lender and as an Increasing Lender

By: /s/ Maggie Keeve

Name: Maggie Keeve

Title: Senior Vice President

Signature Page to Second Amendment to Third Amended and Restated Credit Agreement

and Commitment Increase Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender and as an Increasing Lender

By: /s/ Brad Schneider

Name: Brad Schneider

Title: Vice President, Portfolio Manager

Signature Page to Second Amendment to Third Amended and Restated Credit Agreement

and Commitment Increase Agreement

SCHEDULE A

INCREMENTAL COMMITMENTS

Lender	Amount of Existing Commitment	Amount of Commitment Increase	Amount of Commitment after Increase
Wells Fargo Bank, National Association	$87,500,000	$52,500,000	$140,000,000
Bank of America, N.A.	$87,500,000	$52,500,000	$140,000,000
U.S. Bank National Association	$75,000,000	$45,000,000	$120,000,000
TOTAL	$250,000,000	$150,000,000	$400,000,000

SCHEDULE B

AMENDED SCHEDULE 1.1 TO CREDIT AGREEMENT

See attached.

SCHEDULE 1.1

COMMITMENTS AND NOTICE ADDRESSES

Lender	Commitment	L/C Commitment	Notice Address
Wells Fargo Bank, National Association	$140,000,000	$50,000,000	1525 W. W.T. Harris Blvd. Mailcode D1109-019 Charlotte, North Carolina 28262 Attn: Syndication Agency Services
Bank of America, N.A.	$140,000,000	$50,000,000	101 S. Tryon Street, NC1-002-03-10 Charlotte, NC 28255-0001 Attn: John Mercuri
U.S. Bank National Association	$120,000,000	N/A	800 Nicollet Mall Minneapolis, MN 55402 Attn: Edward Hanson
Total	$400,000,000	$100,000,000